Exhibit 99.1

Sensus Healthcare Reports Record Revenue for 2017 Fourth Quarter and Full Year

Ninth consecutive quarter of double-digit year-over-year revenue growth

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (February 1, 2018) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in the non-invasive treatment of non-melanoma skin cancers and keloids with superficial radiation therapy (SRT), announces financial results for the three and 12 months ended December 31, 2017.

Highlights from the fourth quarter of 2017 and recent weeks include:

●	Reported ninth consecutive quarter of double-digit revenue growth
●	Achieved record revenues of $6.5 million, compared with $4.9 million for the fourth quarter of 2016
●	Shipped 23 systems including 11 SRT-100 Vision™ systems, bringing the worldwide installed base to 334 units; more than 70 centers are using systems to treat keloid scars in addition to skin cancer
●	Presented an abstract at the American Society for Dermatologic Surgery (ASDS) Annual Meeting illustrating the low recurrence rate of keloids post-keloidectomy using SRT
●	Launched the SRT-100™ in China for the treatment and prevention of keloids at the Dermatologic & Aesthetic Surgery International League (DASIL) in Shanghai, and shipped three units to Chindex Medical Limited
●	Received regulatory clearance in Mexico for the SRT-100 for the treatment of non-melanoma skin cancer and keloids
●	Filed a 510(k) application with the U.S. Food and Drug Administration (FDA) for intra-operative radiation therapy (IORT) for the treatment of breast and other cancers
●	Increased its line of credit with Silicon Valley Bank to $5.0 million from $2.0 million

Management Commentary

“I am very pleased with our 2017 financial results and with the momentum that led to a record fourth quarter, our ninth consecutive quarter of double-digit revenue growth,” said Joe Sardano, chairman and chief executive officer of Sensus Healthcare. “We exceeded $20 million in revenues for the year, an increase of 39% over 2016. This growth demonstrates the success of our sales and marketing team in expanding awareness of the advantages of treating non-melanoma skin cancer and keloids with SRT. In 2017 we shipped 68 SRT-100 units, half of which were SRT-100 Vision™ systems. The increased contribution of SRT- 100 Vision™ systems has supported our excellent gross margins, which reached 67% for the year.

“Our research and development team has developed new applications, products and upgrades to our offerings that are expected to support revenue growth for the foreseeable future. Of note, we filed a 510(k) application with the FDA covering the use of our new SRT system for Intraoperative Radiation Therapy (IORT) for breast and other cancers. We also plan to introduce new products during the year that will allow our sales and marketing professionals to further leverage our installed base of dermatologist customers. Our step up in R&D expense in the fourth quarter reflects this investment and we expect similar spending levels during 2018. To protect our proprietary technology we now have four patents issued and 14 pending.”

Mr. Sardano continued, “Following the recent launch of the SRT-100 in China for the treatment and prevention of keloids, we are off to a great start with three units already sold to our partner Chindex Medical in the fourth quarter. As a reminder, this is in addition to our previous launch in China for non-melanoma skin cancer. We are excited about the growth opportunity this new indication represents, as the keloid population in China is very large. We are also planning to expand our presence in Israel as part of an enhanced international strategy.

“Looking forward to 2018, we expect our installed base of SRT systems to increase to over 400 and we are planning to make modest increases to our sales and marketing team throughout the year,” he added. “While we are open to acquisitions that could provide critical mass and are actively pursuing this avenue, we are also focused on developing our own products to bring Sensus to the next level.”

Financial Results for the Three Months Ended December 31, 2017

Revenues for the fourth quarter of 2017 increased 33% to $6.5 million, compared with $4.9 million for the fourth quarter of 2016. The increase is attributable to a higher number of units sold, in particular the SRT-100 Vision™, which has a higher average selling price.

Gross profit for the fourth quarter of 2017 was $4.3 million, or 66.7% of revenue, compared with $3.3 million, or 68.5% of revenue, for the fourth quarter of 2016.

Selling and marketing expense for the fourth quarter of 2017 was $2.1 million, compared with $1.7 million for the fourth quarter of 2016. The increase was primarily attributable to higher sales headcount, increased participation in tradeshows and other marketing activities.

General and administrative expense for the fourth quarter of 2017 was $0.9 million in both the fourth quarter of 2017 and 2016.

Research and development expense for the fourth quarter of 2017 was $1.7 million, compared with $0.7 million for the fourth quarter of 2016. The increase was attributable to research projects that were accelerated in the fourth quarter of 2017.

The net loss for the fourth quarter of 2017 was $0.4 million, or $0.03 per share, compared with net income of $0.03 million, or $0.00 per share, for the fourth quarter of 2016.

Adjusted EBITDA for the fourth quarter of 2017 was $(0.2) million, compared with $0.2 million for the fourth quarter of 2016. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $11.2 million as of December 31, 2017, compared with $12.6 million at December 31, 2016.

Borrowings under the revolving line of credit were $2.2 million as of December 31, 2017. On October 31, 2017, the Company increased its line of credit to $5.0 million from $2.0 million. This new line includes a $2.5 million “non-formula” sublimit that is available even without a borrowing base from eligible accounts receivable and will support the Company’s continued growth.

Financial Results for the 12 Months Ended December 31, 2017

Revenues for 2017 increased 39% to $20.6 million, compared with $14.8 million for 2016. Gross profit for the year was $13.8 million, or 67.0% of revenue, compared with $9.8 million, or 66.5% of revenue, for 2016. Selling and marketing expense for 2017 was $8.3 million, compared with $4.9 million for 2016. General and administrative expense was $3.7 million for 2017, compared with $3.5 million for 2016. Research and development expense for 2017 was $5.5 million, compared with $1.8 million for 2016. The net loss for 2017 was $3.7 million, or $0.28 per share, compared with a net loss for 2016 of $0.3 million, or $0.03 per share.

Adjusted EBITDA for 2017 was $(2.9) million, compared with $0.7 million for 2016.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock-compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016

Net Income (Loss), as reported	$(408,583)	$33,184	$(3,710,514)	$(346,448)
Add:
Depreciation and amortization	93,011	84,364	387,917	337,583
Stock compensation expense	102,431	100,953	405,896	726,376
Interest, net	9,075	(12,898)	(6,926)	(16,671)
Adjusted EBITDA, non GAAP	$(204,065)	$205,603	$(2,923,626)	$700,840

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2017 fourth quarter and full year, provide a business update and answer questions. To access the conference call, the dial-in numbers are 855-940-9473 (U.S. Toll Free), 412-317-5220 (International) and 855-669-9657 (Canada Toll Free). Please direct the operator to be connected to the Sensus Healthcare call. A live webcast of the conference call also will be available on the Company’s website at www.sensushealthcare.com.

Following the conclusion of the conference call, a replay will be available through February 8, 2018 and can be accessed by dialing 877-344-7529 (U.S. Toll Free), 412-317-0088 (International) and 855-669-9658 (Canada Toll Free). All listeners should provide the following replay access code: 10116554. The webcast will be archived on the Company’s website at www.sensushealthcare.com.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company that is committed to providing non-invasive and cost-effective treatment for non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy X-ray technology known as superficial radiation therapy (SRT), which is a result of over a decade of dedicated research and development. Sensus has successfully incorporated SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ’‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; off label use of our products; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; limited trading in our shares and the concentration of ownership of our shares; cyberattacks and other data breaches and the adverse effect on our reputation; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery; geographic concentration of our customers in the U.S. and China; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED BALANCE SHEETS

(unaudited)

	As of December 31,	As of December 31,
	2017	2016

Assets
Current Assets
Cash and cash equivalents	$10,085,468	$5,042,477
Accounts receivable, net	4,958,255	3,098,635
Inventories	1,171,383	1,254,915
Investment in debt securities	1,104,635	6,462,369
Prepaid and other current assets	566,972	900,722
Total Current Assets	17,886,713	16,759,118
Property and Equipment, Net	394,078	433,408
Patent Rights, Net	530,123	626,509
Investment in Debt Securities	—	1,103,773
Deposits	24,272	24,272
Total Assets	$18,835,186	$18,947,080
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$4,067,894	$2,762,371
Product warranties	146,722	40,481
Revolving credit facility	2,214,970	—
Deferred revenue, current portion	652,242	853,798
Total Current Liabilities	7,081,828	3,656,650
Deferred Revenue, Net of Current Portion	73,083	16,251
Total Liabilities	7,154,911	3,672,901
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding.	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 13,522,168 issued and 13,488,714 outstanding at December 31, 2017; 13,546,171 issued and outstanding at December 31, 2016.	135,221	135,461
Additional paid-in capital	23,181,641	22,930,975
Treasury stock, 33,454 and 0 shares at cost, at December 31, 2017 and 2016, respectively.	(133,816)	—
Accumulated deficit	(11,502,771)	(7,792,257)
Total Stockholders’ Equity	11,680,275	15,274,179
Total Liabilities and Stockholders’ Equity	$18,835,186	$18,947,080

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016

Revenues	$6,469,697	$4,877,198	$20,587,827	$14,811,175
Cost of Sales	2,156,488	1,535,407	6,787,836	4,965,372
Gross Profit	4,313,209	3,341,791	13,799,991	9,845,803
Operating Expenses
Selling and marketing	2,096,652	1,671,075	8,305,315	4,915,440
General and administrative	921,480	923,066	3,721,627	3,469,332
Research and development	1,694,585	727,364	5,490,489	1,824,150
Total Operating Expenses	4,712,717	3,321,505	17,517,431	10,208,922
Income (Loss) From Operations	(399,508)	20,286	(3,717,440)	(363,119)
Other Income (Expense)
Interest income	16,490	17,940	75,807	38,538
Interest expense	(25,565)	(5,042)	(68,881)	(21,867)
Other Income (Expense), net	(9,075)	12,898	6,926	16,671
Income (Loss) Before Income Taxes	(408,583)	33,184	(3,710,514)	(346,448)
Provision for income taxes	—	—	—	—
Net Income (Loss)	$(408,583)	$33,184	$(3,710,514)	$(346,448)
Net Income (Loss) per share
basic	(0.03)	0.00	$(0.28)	$(0.03)
diluted	(0.03)	0.00	$(0.28)	$(0.03)
Weighted average number of shares used in computing net income (loss) per share
basic	13,251,714	13,238,505	13,236,519	12,028,435
diluted	13,251,714	13,330,665	13,236,519	12,028,435

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